Exhibit 5.1

Our Reference: SM116/006

12 June 2023

PRIVATE AND CONFIDENTIAL

EF Hutton, division of Benchmark Investments, LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

SMX (Security Matters) Public Limited Company

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

D04 T4A6

Re:	SMX (Security Matters) Public Limited Company

To whom it may concern,

1.	Basis of Opinion (the “Opinion”)

1.1	We are acting as Irish legal counsel to SMX (Security Matters) Public Limited Company, a public company limited by shares incorporated under the laws of Ireland under company registration number 722009 (the “Company”) in connection with the registration statement on Form F-1 (File No. 333-272503) filed by the Company on 7 June 2023 with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended from time to time (the “Registration Statement”), in connection with:

(a)	the issue on the date of the Transaction (as defined below) of ordinary shares of US$0.0001 each in the capital of the Company (the “Shares”);

(b)	the issue of on the date of the Transaction warrants to subscribe for ordinary shares of US$0.0001 each in the capital of the Company (the “Warrants”);

(c)	the issue of ordinary shares of US$0.0001 each in the capital of the Company pursuant to the exercise of the Warrants (the “Warrant Shares”); and

(d)	the issue following the Transaction of ordinary shares of US$0.0001 each in the capital of the Company (the “Option Shares”), warrants to subscribe for ordinary shares of US$0.0001 each in the capital of the Company (the “Option Warrants”) and ordinary shares of US$0.0001 each in the capital of the Company pursuant to the exercise of the Option Warrants (the “Option Warrants Shares”) pursuant to section 1.2 of the Underwriting Agreement between EF Hutton and the Company dated in or about the date of the Transaction (the Shares, the Warrants, the Warrant Shares, the Option Shares, the Option Warrants and the Option Warrants Shares are hereinafter referred to as the “Securities”);

which could result in the issue of up to an aggregate of 3,000,000,000 ordinary shares of US$0.0001 each in the capital of the Company (together with the transactions contemplated by the Registration Statement, the “Transaction”).

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland and, in relation to the opinion on taxation set out in paragraph 2.5, is given also on the basis of our understanding of the practices of the Irish Revenue Commissioners on the date hereof. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Irish Revenue Commissioners, which may occur after the date of this Opinion.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Transaction; and

(c)	the searches listed at paragraph 1.5 below.

1.4	In giving this Opinion, we have examined copies of the draft documents referred to in Schedule 1 (the “Documents”) sent to us by email in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made against the Company on or around the date hereof a search on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator (the “Searches”).

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.

1.7	Save as set out in paragraph 2.5, no opinion is expressed as to the taxation consequences of any of the Transaction or matters referred to in the Registration Statement or the transactions referred to therein or contemplated thereby.

1.8	The opinion set out in paragraph 2.5 represents only our interpretation of Irish tax laws and has no binding, legal effect on, without limitation, the Irish Revenue Commissioners or any court. It is possible that contrary positions may be asserted by the Irish Revenue Commissioners and that one or more courts may sustain such contrary positions. The authorities upon which we rely may change at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in paragraph 2.5.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to offer the Securities;

2.2	the Securities, when issued by the Company in accordance with the terms of the Documents, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof (referred to in Schedule 1);

2.3	the Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

2.4	upon the issuance of the Shares and/or Warrant Shares in accordance with the Documents, such Shares and Warranty Shares will be validly offered fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issuance of the Shares and/or Warrant Shares); and

2.5	subject to the foregoing and the qualifications and limitations set forth in the Registration Statement, the discussion of the Irish tax consequences described in the Registration Statement under the heading “Certain Material Irish Tax Considerations To Non-Irish Holders”, to the extent that it describes Irish tax laws or legal conclusions with respect thereto, is an accurate summary of the tax consequences described therein in all material respects and such statements constitute our opinion.

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

The Documents

3.1	that the Documents are executed in the form reviewed by us and remain on the date of the Transaction and the date of issue of any Warrant Shares (i) in those forms and (ii) legally valid on the date of the Transaction;

Registration Statement and the Securities

3.2	that the Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein;

3.3	that the relevant parties will pay in full all amounts that they have agreed to subscribe for the Securities;

3.4	that the Shares will be offered in accordance with (i) the appropriate resolutions and authorities of the shareholders and directors of the Company and (ii) the terms of the Registration Statement;

3.5	that there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will effect the issuance of the Securities in good faith, for its legitimate and bona fide business purposes;

3.6	that (i) the Securities will be quoted on the Global Market of the Nasdaq Stock Market LLC at the time of the issuance of the Securities and will continue to be so quoted or (ii) the Securities will not derive their value or the greater part of their value directly or indirectly from land in Ireland, minerals in Ireland or any rights, interests or other assets in relation to mining or minerals or the searching for minerals or exploration or exploitation rights on the Irish continental shelf;

Authenticity and bona fides

3.7	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;

3.8	that the copies produced to us of minutes of meetings and/or resolutions are true and correct copies of the originals documents, and the signatures on such documents are genuine;

3.9	that the representations contained in the certificate of a director of the Company dated on or around the date hereof (the “Officer’s Certificate”) are correct as to questions of fact;

3.10	that the persons identified as the directors of the Company are actually serving as such and that any certificates representing the Securities will be properly executed by one or more such persons;

Constitution, Agreements and Resolutions

3.11	that the constitution of the Company referred to in the Documents is the current constitution of the Company and that there were no other terms governing the Securities other than those set out in the constitution and the Documents;

3.12	all director and shareholder resolutions required to authorise the issuance of the Securities have been validly passed prior to the issuance of the Securities, and shall not have been revoked, rescinded or amended;

Accuracy of Searches and Warranties

3.13	the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such Searches or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.14	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

4.1	This Opinion is addressed to you in connection with the registration of the Securities with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the proxy statement/prospectus that forms part of the Registration Statement.

Yours faithfully,

/s/ Arthur Cox LLP
ARTHUR COX LLP

SCHEDULE 1

DOCUMENTS EXAMINED

1.	The Registration Statement and the documents incorporated by reference therein.

2.	The Underwriting Agreement.

3.	The constitution of the Company, as at the date of this Opinion.

4.	The Officer’s Certificate dated on or around the date hereof.

5.	Certificate of Incorporation of the Company on registration as a public limited company dated 1 July 2022.

6.	Certificate of Incorporation on Change of Name of the Company dated 17 February 2023.

7.	Resolution of the Board of Directors of the Company approving the Transaction.

8.	Form of Warrant A - SMX (Security Matters) Public Limited Company - Warrant to Purchase Ordinary Shares.

9.	Form of Warrant B - SMX (Security Matters) Public Limited Company - Warrant to Purchase Ordinary Shares.

10.	Form of Pre-Funded Warrant A - SMX (Security Matters) Public Limited Company – Pre-Funded Warrant to Subscribe for Ordinary Shares.

11.	Ordinary Shares Purchase Warrant for the Purchase of Ordinary Shares of SMX (Security Matters) Public Limited Company.

12.	The Searches.